Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report of Pacific Capital Bancorp (the “Company”) on Form 10-Q for the quarter ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”).

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2006 (the “Report”) by Pacific Capital Bancorp (“Registrant”), each of the undersigned hereby certifies that, to the best of his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2006

By:	/S/ William S. Thomas, Jr.
William S. Thomas, Jr.
President and Chief Executive Officer

By:	/S/ Joyce M. Clinton
Joyce M. Clinton
Executive Vice President and Chief Financial Officer